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                                                          EXHIBIT 3.9

                          CERTIFICATE OF INCORPORATION

                                       OF

                      AMERICAN ARCHITECTURAL PRODUCTS, INC.

         FIRST: The name of the Corporation is AMERICAN ARCHITECTURAL PRODUCTS, INC.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in and to do any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock, par value $.01 per share.

         FIFTH: The name and mailing address of the Incorporator of the Corporation is as follows:

NAME                                                 MAILING ADDRESS
----                                                 ---------------
American Commercial Holdings, Inc.                   925 Euclid Avenue, NO. 1100
                                                     Cleveland, Ohio 44115

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

         (1) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

         (2) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

         SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or
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places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         EIGHTH: The liability of directors of the Corporation is hereby eliminated to the full extent permitted by Section 102(b)(7) of the Delaware General Corporation Law or any successor provisions.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has caused to be set hereunder its hand this 19th day of June, 1996.


                                AMERICAN COMMERCIAL HOLDINGS, INC.



                                By: /s/ James K. Warren
                                    ---------------------------------------
                                        James K. Warren
                                        Vice President - Corporate Planning and
                                        Secretary

                                        2
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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                      AMERICAN ARCHITECTURAL PRODUCTS, INC.

         AMERICAN ARCHITECTURAL PRODUCTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

         1. The Board of Directors of American Architectural Products, Inc., by the unanimous written consent of its members filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation declaring this amendment to be advisable and submitting the amendment to the stockholders of the Corporation for consideration. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED: That Article 1 of the Certificate of Incorporation of AMERICAN ARCHITECTURAL PRODUCTS, INC. be amended to read in its entirety as follows:

                           1. The name of the Corporation is: EAGLE & TAYLOR COMPANY.

         2. Thereafter, the amendment was duly adopted by written consent of the sole stockholder of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         3. This amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman and Chief Executive Officer this 18th day of March, 1997.

                                AMERICAN ARCHITECTURAL PRODUCTS, INC.

Attest:


/s/ Tracey Stockton             By: /s/ George S.  Hofmeister
-------------------------           ----------------------------------
Tracey Stockton                         George S. Hofmeister
Assistant Secretary                     Chairman and Chief Executive Officer